SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 16, 2000



                         TRANSFINANCIAL HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                        1-12070               46-0278762
(State or other jurisdiction               (Commission      (I. R. S. Employer
         of incorporation                  File Number)     Identification No.)


8245 Nieman Road, Suite 100, Lenexa, KS                66214
(Address of principal executive offices)               (Zip Code)
Registrant's telephone number, including area code:  913-859-0055


                              Not Applicable

         (Former name or former address, if changed since last report)



Item 5.  Other Information

The Board of Directors of TransFinancial Holdings, Inc. has set the date of the annual meeting of shareholders of the Company. The meeting will be held on Thursday, May 25, 2000, at 9:00 a.m. Central Daylight Savings Time. The record date for voting at this meeting will be April 17, 2000.






                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TRANSFINANCIAL HOLDINGS, INC.



Date:  March 16, 2000              By:    \s\ Mark A. Foltz

                                     Mark A. Foltz
                                      Vice President, Finance and Secretary